UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013 (December 14, 2012)

OVERNEAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54119	27-3101494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900
Beverly Hills, CA 90212
 (Address of Principal Executive offices)(Zip Code)

(310) 744-6060
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The information described in Item 3.02 below is incorporated herein by reference in its entirety.

Item 3.02   Unregistered Sales of Equity Securities

As of December 31, 2012, OverNear, Inc., a Nevada corporation (the “Registrant” or the “Company”), issued and sold an aggregate of 16.757 units (the "Units") to ten (10) accredited investors for aggregate gross proceeds of $502,500, pursuant to the terms and conditions of those certain Subscription Agreements (the "Subscription Agreements"), in connection with closings of a private placement offering  (the “Offering”) of Units, sold at a per Unit purchase price of $30,000. Each Unit consists of (i) 120,000 shares of the Company's Series A Preferred Stock, par value $.001 (the “Shares” or the “Series A Preferred Stock”), and (ii) a five-year redeemable warrant (collectively, the “Warrants”) to purchase 120,000 shares of the Company’s common stock, par value $.001 (the “Common Stock”), exercisable at an exercise price of $0.50 per share. The Company paid cash commissions equal to $4,500 and $1,350 in connection with a non-accountable expense allowance to the placement agent in connection with the sale of Units.  In addition, the Company issued to the placement agent (1) a five-year warrant to purchase 18,000 shares of Common Stock at an exercise price of $.50 per share, on terms and conditions that are substantially similar to the terms and conditions of the Warrants issued to investors in the Offering (the "PA Common Stock Warrant") and (2) a five-year warrant to purchase 18,000 shares of Series A Preferred Stock at an exercise price of $.25 per share (the "PA Preferred Stock Warrant", together with the PA Common Stock Warrant, the "PA Warrants").

As of the date of this filing, the Company has issued an aggregate of 3,210,000 Shares and Warrants to purchase an aggregate of 3,210,000 shares of Common Stock for aggregate gross proceeds equal to $802,500 in connection with the Offering.

The securities underlying the Units, including the shares of Series A Preferred Stock, the Warrants, the PA Warrants and the Common Stock underlying the Warrants and the PA Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. Furthermore, the Offering did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D. As of the date of this filing, there are 52,975,175 shares of Common Stock of the Company issued and outstanding and 3,210,000 shares of Series A Preferred Stock of the Company issued and outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	OVERNEAR, INC.

By: /s/ Fred E. Tannous Fred E. Tannous Chief Executive Officer Chief Financial Officer